SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

SouthTrust Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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420 NORTH 20TH STREET

BIRMINGHAM, ALABAMA 35203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 16, 2003

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders (the “Annual Meeting”) of SouthTrust Corporation (“SouthTrust” or the “Company”) will be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on Wednesday, April 16, 2003, at 9:00 a.m. Central Time, for the following purposes:

(1)	To elect four (4) persons to the Board of Directors of SouthTrust, each person to serve a three-year term and until such person’s successor is duly elected and qualified; and

(2)	To transact such other business as may properly come before the Annual Meeting.

      Holders of Common Stock of SouthTrust of record at the close of business on February 21, 2003 are entitled to notice of and to vote at the Annual Meeting.

      You are cordially invited to attend the Annual Meeting, and we hope you will be present. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE VOTE THE ENCLOSED PROXY SO THAT SOUTHTRUST MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You are requested to complete, date, sign and return the enclosed Proxy Card in the postage-paid envelope included for your convenience, or, in the alternative, you may vote via the Internet at www.proxyvote.com or by telephone at the number noted on the enclosed voting information form. Submitting your proxy with the Proxy Card, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

By Order of the Board of Directors

WALLACE D. MALONE, JR.
Chairman

Birmingham, Alabama

March 10, 2003

PROXY STATEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN SOUTHTRUST CORPORATION
OPTION AND RIGHT GRANTS IN FISCAL YEAR 2002
AGGREGATED STOCK OPTION EXERCISES IN 2002 AND DECEMBER 31, 2002 OPTION VALUES
LONG-TERM INCENTIVE PLAN -- GRANTS IN 2002
PENSION PLAN TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH MANAGEMENT
AUDITORS
STOCKHOLDER PROPOSALS
GENERAL INFORMATION
APPENDIX A

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 16, 2003

      The accompanying proxy is solicited on behalf of the Board of Directors of SouthTrust Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of SouthTrust to be held at the principal executive offices of SouthTrust, in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama 35203, on Wednesday, April 16, 2003 at 9:00 a.m., Central Time. It is anticipated that this proxy material will be mailed to stockholders on or about March 10, 2003.

      The sole matter to be considered at the Annual Meeting is the election of four directors, each person to serve a three-year term and until such person’s successor is duly elected and qualified. All shares of Common Stock represented by an executed and completed proxy received by SouthTrust in time for voting at the Annual Meeting will be voted in accordance with the instructions specified thereon, and if no instructions are specified thereon, will be voted for the election of the four nominees named herein as directors. A proxy may be revoked at any time prior to its exercise by filing with the Secretary of SouthTrust either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy.

      All expenses of solicitation of proxies will be paid by SouthTrust. SouthTrust will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of Common Stock of SouthTrust. In addition to the use of the U. S. Postal System, proxies may be solicited by telephone, by telecopy, by other electronic means or personally by the directors, officers and employees of SouthTrust, who will receive no extra compensation for their services.

      As of February 21, 2003, the record date for the Annual Meeting, there were issued and outstanding 345,461,801 shares of Common Stock of SouthTrust. The holders of each such issued and outstanding share of Common Stock of SouthTrust are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting.

      The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock of SouthTrust is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes” (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) any required instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) will be treated as present for purposes of determining a quorum. Since the election of directors is determined by a majority of the votes cast at the Annual Meeting, abstentions and broker non-votes will not affect the election of directors.

ELECTION OF DIRECTORS

      The Restated Bylaws of SouthTrust provide for a Board of Directors of not fewer than three nor more than sixteen members. The Restated Certificate of Incorporation and the Restated Bylaws of SouthTrust provide that the members of the Board of Directors shall be divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years. As of the date of the Proxy Statement, the Board of Directors consists of thirteen persons.

Current Nominees

      The Board of Directors proposes to nominate the four persons named below for election as directors, such persons to serve until the 2006 Annual Meeting of Stockholders and until their successors have been elected and shall have qualified.

      The names, ages and principal occupations during the past five years of the nominees, the year each nominee first became a director of SouthTrust, and the number and percentage of shares of SouthTrust’s Common Stock owned beneficially by each nominee as of February 18, 2003 are as follows:

		Number and Percent
		of Shares of Common
		Stock of SouthTrust
Name, Age and Principal	Director	Beneficially Owned as
Occupation of Nominees	Since	of February 18, 2003

William A. Coley (59)	April 21, 1999	14,046
Group President,		*
Duke Energy Corporation
(electric utility)

Allen J. Keesler, Jr. (64)	January 15, 1992	52,171 (1)
Management Consultant, Formerly President		0.02%
and Chief Executive Officer,
Florida Power Corporation
(electric utility)

Judy M. Merritt (59)	December 7, 2000	3,532
President,		*
Jefferson State Community College
(public community college)

Van L. Richey (53)	December 18, 1996	27,160
President and Chief Executive		0.01%
Officer, American Cast Iron Pipe
Company (iron pipe manufacturer)

(1)	Includes 10,874 shares held by Mr. Keesler’s wife and 20,000 shares held by a Keesler family limited partnership.

*	Indicates ownership of less than 0.01% of the outstanding SouthTrust Common Stock.

      Messrs. Coley, Keesler and Richey were elected at the 2000 Annual Meeting of Stockholders. Dr. Merritt was elected by the Board of Directors at the meeting of the Board held on December 7, 2000 to fill a vacancy on the Board of Directors.

      Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his or her stead of such other person as the Board of Directors may recommend. Proxies may not be voted for more than four persons.

      THE BOARD OF DIRECTORS OF SOUTHTRUST RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

Continuing Directors

      The following tabulation sets forth the names, ages and principal occupations during the past five years of those persons who were elected as directors of SouthTrust at previous Annual Meetings of Stockholders or otherwise (and who will continue to serve as directors following the Annual Meeting), the year each continuing director first became a director of SouthTrust, and the number and percentage of shares of SouthTrust Common Stock owned beneficially by each continuing director as of February 18, 2003:

			Number and Percent
			of Shares of Common
	Current		Stock of SouthTrust
Name, Age and	Term	Director	Beneficially Owned as
Principal Occupation	Expires	Since	of February 18, 2003

Carl F. Bailey (72)	2004	October 16, 1996	77,562
Chairman, TekQuest			0.02%
(manufacturing company), Formerly President, BDI (beverage distributor), Formerly Chairman and Chief Executive Officer, South Central Bell Telephone Co. (telephone and communications)

John M. Bradford (64)	2004	April 23, 1987	70,860 (1)
Chairman,			0.02%
Mrs. Stratton’s Salads, Inc. (processor of prepared salads)

William C. Hulsey (64)	2004	April 16, 1986	2,476,722 (2)
Chairman and Chief Executive			0.71%
Officer, Arlington Properties, Inc. (real estate development)

Wallace D. Malone, Jr. (66)	2004	August 2, 1972	7,937,433 (3)
Chairman, President and			2.27%
Chief Executive Officer, SouthTrust Corporation

Julian W. Banton (62)	2005	July 16, 1997	857,768 (4)
Chairman and Chief Executive			0.25%
Officer, SouthTrust Bank (commercial bank; subsidiary of SouthTrust)

Garry N. Drummond, Sr. (64)	2005	April 18, 2001	169,210 (5)
Chief Executive Officer and			0.05%
Chief Operating Officer, Drummond Company, Inc. (mining and real estate development)

H. Allen Franklin (58)	2005	April 20, 1994	42,077 (6)
Chairman, President and			0.01%
Chief Executive Officer, Southern Company (electric utility), Formerly President and Chief Executive Officer, Georgia Power Company (electric utility)

			Number and Percent
			of Shares of Common
	Current		Stock of SouthTrust
Name, Age and	Term	Director	Beneficially Owned as
Principal Occupation	Expires	Since	of February 18, 2003

Donald M. James (54)	2005	December 16, 1998	16,061
Chairman and Chief Executive			*
Officer, Vulcan Materials Company (construction materials and chemicals)

Rex J. Lysinger (65)	2005	December 18, 1996	23,975
Management Consultant,			0.01%
Formerly Chairman and Chief Executive Officer, Energen Corporation (diversified energy company) and Alabama Gas Corporation (gas utility)

(1)	Includes 9,600 shares held by Mr. Bradford’s wife.
(2)	Includes 33,900 shares held by Mr. Hulsey’s wife, 19,982 shares held in a custodial capacity by Mr. Hulsey’s wife and 2,147,790 shares held by a family limited liability company of which Mr. Hulsey is Managing Member.
(3)	Includes 109,704 shares held by Mr. Malone’s wife, 915,000 shares held by a limited partnership and 42,164 shares held in a trust, both over which Mr. Malone exercises voting and dispositive power, 1,018,270 shares held in Mr. Malone’s account by the trustee of SouthTrust Corporation’s Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Malone, by virtue of allocating elections to various funds, possesses dispositive power, 618 shares held in Mr. Malone’s account by the trustee of SouthTrust Corporation’s Employee Stock Ownership Plan as to which the trustee possesses sole dispositive power but as to which Mr. Malone possesses sole voting power, and 3,288,594 shares that are subject to options exercisable within 60 days of February 18, 2003.
(4)	Includes 53,346 shares held by Mr. Banton’s wife, 350 shares that are owned jointly with Mr. Banton’s wife, 487,124 shares that are subject to stock options exercisable within 60 days of February 18, 2003, and 618 shares held in Mr. Banton’s account by the trustee of SouthTrust Corporation’s Employee Stock Ownership Plan as to which the trustee possesses sole dispositive power but as to which Mr. Banton possesses sole voting power.
(5)	Includes 54,000 shares held by Mr. Drummond’s wife, and 56,000 shares held by a partnership over which Mr. Drummond exercises dispositive voting power.
(6)	Includes 10,000 shares held by Mr. Franklin’s wife.

*	Indicates ownership of less than 0.01% of the outstanding SouthTrust Common Stock.

      Of the directors named above, Messrs. Bailey, Bradford, Hulsey and Malone were elected at the 2001 Annual Meeting of Stockholders and Messrs. Banton, Franklin, James, Lysinger and Drummond were elected at the 2002 Annual Meeting of Stockholders. All of such persons are to serve for the terms indicated.

      Mr. Bailey is a trustee of Colonial Properties Trust. Mr. Coley is a director of Duke Energy Corporation and CT Communications, Inc. Mr. Franklin is a director of The Southern Company, Georgia Power Company, Alabama Power Company, Gulf Power Company and Vulcan Materials Company. Mr. James is a director of Vulcan Materials Company, Protective Life Corporation and The Southern Company. Mr. Lysinger, Mr. Banton and Dr. Merritt are each directors of Energen Corporation. Mr. Malone is a director of Alabama Power Company. Each of these corporations has securities registered under the Securities Exchange Act of 1934.

      SouthTrust has a Human Resources Committee of the Board of Directors, consisting of Messrs. Bailey, Franklin and Hulsey (with Mr. Bailey serving as Chairman), which sets compensation for the executive officers of SouthTrust and administers the employee benefit plans of SouthTrust, including the Amended and Restated Senior Officer Performance Incentive Plan, the Amended and Restated Long-Term Incentive Plan (including the predecessor stock option plans), the Discount Stock Payroll Purchase Plan and the Employee Stock Ownership Plan. The Human Resources Committee held six meetings during 2002.

      SouthTrust has a Corporate Governance Committee of the Board of Directors, consisting of Messrs. Bailey, Keesler, Bradford and Coley (with Mr. Bailey serving as Chairman). Among its other duties, the Corporate Governance Committee serves as the nominating committee of the Board of Directors. The Corporate Governance Committee was formed in December 2002, but did not hold any meetings until January 2003. The Corporate Governance Committee does not consider nominees for director recommended by security holders.

      SouthTrust has an Audit Committee of the Board of Directors which is comprised of three independent members, as defined by the National Association of Securities Dealers, Inc. (“NASD”). SouthTrust’s Common Stock is traded on The Nasdaq Stock Market, Inc., which is an affiliate of NASD. The Audit Committee recommends to the Board of Directors the independent accountants to be selected as SouthTrust’s auditors and reviews the audit plan, financial statements and audit results. The Audit Committee also reviews the internal audit reports of SouthTrust and its affiliates and reviews comments from the affiliates as to exceptions noted in the reports. The Audit Committee held eleven meetings during 2002.

      During fiscal year 2002, SouthTrust retained a new principal auditor, KPMG LLP, to provide services in the following categories and amounts:

Audit Fees	$525,000
Financial Information Systems Design and Implementation Fees	0
All other fees:
Audit-related fees*	$280,000
Other fees	$55,000

Total	$860,000

*	Audit-related fees include statutory audits of subsidiaries, benefit plan audits, acquisition due diligence, accounting consultation, various attest services under professional standards, assistance with registration statements, comfort letters and consents.

      The Audit Committee has considered whether the provision of non-audit services by SouthTrust’s principal auditor is compatible with maintaining auditor independence.

      The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2002 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Codification of Statements on Auditing Standards, AU § 380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in SouthTrust’s Annual Report on Form 10-K for filing with the Commission.

      The names of each member of SouthTrust’s Audit Committee are: Allen J. Keesler, Jr., Rex J. Lysinger and William C. Hulsey (with Mr. Keesler serving as Chairman). The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. The revised charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

Compensation of Directors

      During the year ended December 31, 2002, the Board of Directors held five regular meetings and one special meeting. Directors of SouthTrust were paid $4,500 per calendar quarter and, in addition, $3,000 per regular and special meeting attended and $750 per committee meeting attended. Directors who are also employees of SouthTrust are not compensated for their service as directors or for attendance at meetings of the Board of Directors. Directors may receive these fees in cash, or they may participate in two plans maintained by SouthTrust with respect to director’s fees. The Deferred Compensation Plan allows directors to defer director’s fees paid during the year until the earlier of death or attainment of age 70. The Director’s Stock Purchase Plan allows directors to elect that all or any portion of their director’s fees be used to purchase SouthTrust Common Stock on the director’s behalf through the SouthTrust Corporation Dividend Reinvestment and Common Stock Purchase Plan. An amount equal to 25% of the election amount is added to the election amount and used to purchase SouthTrust Common Stock at the then market rate. All of the eligible directors participate in the Director’s Stock Purchase Plan. In addition, all directors attended more than 75% of the meetings of the Board of Directors (including any meetings of any committee thereof of which they are members).

Stock Ownership of Certain Executive Officers

      The following tabulation sets forth certain information as of the date indicated with respect to those executive officers of SouthTrust and its subsidiaries (who are not also directors of SouthTrust), including the number and percentage of shares of SouthTrust’s Common Stock owned beneficially by each such person, and with respect to all executive officers and directors of SouthTrust as a group:

			Number and Percent
			of Shares of Common
		Position	Stock of SouthTrust
Name and Age		Held	Beneficially Owned as
of Executive Officer(1)	Office(2)	Since	of February 18, 2003

R. Glenn Eubanks (54)	President and	March 22, 2002	289,286 (3)
	Chief Banking		0.08%
	Officer of SouthTrust Bank

Thomas H. Coley (59)	Division President	July 20, 1999	336,095 (4)
	of SouthTrust Bank		0.10%

E. Frank Schmidt (61)	Division President	July 20, 1999	542,426 (5)
	of SouthTrust Bank		0.16%
All Executive Officers and Directors as a Group (18 persons)	N/A	N/A	13,143,400
			3.75%

(1)	Information with respect to Wallace D. Malone, Jr., Chairman, President and Chief Executive Officer of SouthTrust, and with respect to Julian W. Banton, Chairman and Chief Executive Officer of SouthTrust Bank, is set forth in the preceding tables.
(2)	All officers of SouthTrust and its subsidiaries are elected annually by the Board of Directors of SouthTrust or the respective subsidiary.
(3)	Includes 450 shares held by Mr. Eubank’s wife, 19,368 shares held in Mr. Eubanks’ account by the trustee of SouthTrust Corporation’s Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Eubanks, by virtue of allocating elections to various funds, possesses dispositive power, 618 shares held in Mr. Eubank’s account by the trustee of SouthTrust Corporation’s Employee Stock Ownership Plan as to which the trustee possesses sole dispositive power but as to which Mr. Eubanks possesses sole voting power, and 157,502 shares subject to stock options exercisable within 60 days of February 18, 2003.

(4)	Includes 618 shares held in Mr. Coley’s account by the trustee of SouthTrust Corporation’s Employee Stock Ownership Plan as to which the trustee possesses sole dispositive power but as to which Mr. Coley possesses sole voting power, and 194,004 shares subject to stock options exercisable within 60 days of February 18, 2003.
(5)	Includes 1,954 shares held in a custodial capacity by Mr. Schmidt’s wife, 300 shares held in an IRA for the benefit of Mr. Schmidt, 41,448 shares held in Mr. Schmidt’s account by the trustee of SouthTrust Corporation’s Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Schmidt, by virtue of allocating elections to various funds, possesses dispositive power, 618 shares held in Mr. Schmidt’s account by the trustee of SouthTrust Corporation’s Employee Stock Ownership Plan as to which the trustee possesses sole dispositive power but as to which Mr. Schmidt possesses sole voting power, and 181,504 shares subject to stock options exercisable within 60 days of February 18, 2003.

EXECUTIVE COMPENSATION

      The following information provides details concerning the cash and equity-based compensation payable to certain executives of SouthTrust as well as other information.

Five Year Total Stockholder Return

      The following indexed graph compares the cumulative total stockholders’ return on SouthTrust Common Stock for the past five years with the cumulative total return of the Standard and Poor’s 500 Index and the Standard and Poor’s 500 Banks Index during the same period. This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1997, and that dividends received were immediately reinvested in additional shares. The graph depicts the value of the initial $100 investment at one-year intervals.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

SOUTHTRUST CORPORATION
(Performance through December 31, 2002)

	12/97	12/98	12/99	12/00	12/01	12/02

SouthTrust Corporation	$100	$89.06	$99.33	$103.99	$128.99	$133.44
S&P 500 Index	$100	$128.52	$155.53	$141.36	$124.63	$97.15
S&P 500 Banks Index	$100	$106.03	$91.48	$108.76	$108.76	$108.67

Report of the Human Resources Committee on Executive Compensation

      The Human Resources Committee of the Board of Directors of SouthTrust annually establishes the compensation of the executive officers of SouthTrust and certain of its subsidiaries. In doing so, the Human Resources Committee’s primary objective is to ensure that the compensation programs for executives motivate executives to produce superior performance for SouthTrust and to provide superior returns to stockholders of SouthTrust.

      An executive’s compensation is established after a careful review of competitive practices to ensure that the total compensation opportunity afforded such executive compares favorably to similarly situated executives at peer financial institutions. A significant portion of an executive’s total compensation is variable and is based on short-term and long-term performance of SouthTrust. Short-term performance of SouthTrust is rewarded, in the case of the senior executive officers of SouthTrust, by annual cash bonuses under the Senior Officer Performance Incentive Plan and, in the case of certain other executives of SouthTrust, by annual cash bonuses under a similar incentive plan, the amount and criterion of which are established in advance by the Human Resources Committee. The Long-Term Incentive Plan (and prior to its adoption, predecessor stock option plans of SouthTrust) is the principal mechanism for rewarding executives for the long-term performance of SouthTrust.

      The following is a description of the compensation programs of SouthTrust and the manner in which such plans relate to the objectives outlined above:

     Base Salary

      The base salaries of the five highest paid executives of SouthTrust are listed in the Summary Compensation Table. The base salary of each executive is reviewed annually by the Human Resources Committee. Each executive’s base pay is determined by considering the performance of the individual as well as the executive’s experience and total responsibility in comparison to other executives of SouthTrust and executives of peer institutions. In doing so, the Human Resources Committee seeks to ensure that the base salary of each executive is competitive and rewards the executive for the executive’s performance and total contribution to the success of SouthTrust.

      As part of this process, the Human Resources Committee reviews a number of salary surveys produced by various compensation consulting firms. While these survey data include banking institutions from across the country, the Human Resources Committee primarily concentrates on data from SouthTrust’s peer institutions, which the Human Resources Committee considers to be southeastern banks and bank holding companies with total assets ranging from $15 to $90 billion. Although this group is not identical to Standard and Poor’s 500 Banks Index, many of these institutions are included in such index. These peer institutions were selected because they are located within SouthTrust’s operating region and are of an asset size that is significant but not greatly in excess of SouthTrust’s asset size. In establishing the 2002 base salaries for the executives listed in the Summary Compensation Table, the Human Resources Committee considered the base salary of each such executive, the performance and experience of each such executive and the base salaries for comparable executives reported by the peer institutions. Comparing SouthTrust to these survey data of peer institutions of its approximate size and without any regard for any other variable, the surveys indicated that the base salaries of the executives of SouthTrust listed in the Summary Compensation Table varied by position, but in general were at or below the average of base salaries reported by such peer institutions.

     Annual Incentive Compensation

      The Senior Officer Performance Incentive Plan is designed to reward senior executives annually for achieving the after-tax net income goals of SouthTrust for the preceding year. Upon completion of the business plan for the forthcoming year, the Chief Executive Officer of SouthTrust presents to the Human Resources Committee the net income goal of SouthTrust on a consolidated basis for such year. The Senior Officer Performance Incentive Plan has been approved by stockholders and is designed to pay compensation that qualifies as “performance based” compensation under the terms and provisions of Section 162(m) of the Internal Revenue Code. The Company also maintains a companion Officer Performance Incentive Plan that allows for other performance measures besides net income and does not meet the requirements to classify pay as performance based under Section 162.

      With respect to the executive officers named in the Summary Compensation Table, the potential incentive award for each executive under either the Senior Officer Performance Incentive Plan or its companion Officer Performance Incentive Plan is dependent upon each executive’s level of responsibility and the judgement of the Human Resources Committee of the executive’s potential contribution to the achievement of the particular net income goals. For such executives, other than the Chief Executive Officer of SouthTrust and the Chief Executive Officer of SouthTrust Bank, the range of potential awards under the plans for 2002 was between 33.34% and 100% of the executive’s annual base salary, with each individual executive being assigned minimum, target and maximum awards. For 2002’s awards, these executives earn no award if less than 95% of a target goal is achieved, earn incremental percentages of the award if more than 95% but less than 105% of the target goal is achieved and earn the maximum award if 105% of the target goal is achieved. In 2002, the Committee increased the maximum award available under the Senior Officer Performance Incentive Plan, which is the plan that covers the Chief Executive Officer of SouthTrust and the Chief Executive Officer of SouthTrust Bank. Under the revised maximum formula, if the Company achieved more than 105% of its target net income, the maximum payable to executives covered by this plan would also increase, but at a slower rate than awards from 100% of income to 105% of income. In 2002, the Company achieved 106.64% of the net income goal, and awarded the Chief Executive Officer of SouthTrust Bank 140.66% of his 2002 base pay as a short-term cash incentive award. Under the incentive structure for 2001, the maximum short-term cash incentive payable would have been 130% of pay.

      The amounts awarded SouthTrust’s five highest paid executives in 2002 under the Senior Officer Performance Incentive Plan or the companion Officer Performance Incentive Plan are included in the Annual Compensation-Bonus column of the Summary Compensation Table. Comparing SouthTrust to the peer institutions described above, the incentive opportunities available to eligible executives under the Senior Officer Performance Incentive Plan approximates the average opportunities available at other peer institutions.

     Long-Term Incentive Compensation

      The Long-Term Incentive Plan of SouthTrust makes available to the Human Resources Committee various methods of compensating and rewarding executives of SouthTrust, including the grant or award of stock options, stock appreciation rights, restricted stock and performance units/shares. The various grants or awards under the Long-Term Incentive Plan are used by the Human Resources Committee to reward management decisions that result in the long-term success of SouthTrust. The Long-Term Incentive Plan was adopted by SouthTrust in 1996 and amended in 1998, 1999 and further amended and restated and ratified in 2000, and except for outstanding grants of stock options, replaced the predecessor stock option plans of SouthTrust.

      The Human Resources Committee believes that stock ownership encourages and rewards management decisions that result in the long-term success of SouthTrust. In the past, stock options have been one of SouthTrust’s principal long-term incentive mechanisms, and the Human Resources Committee anticipates that the various stock ownership mechanisms offered by the Long-Term Incentive Plan will be used to further such stock ownership by executives.

      Stock Options and Purchase Rights. The value of stock options is dependent upon an appreciation in the value of the underlying shares of Common Stock. To encourage a long-term perspective, options have a ten-year exercise period, and beginning with grants made in 2000, options cannot be exercised before a three-year period has elapsed from grant date.

      The Board of Directors of SouthTrust determines the aggregate number of shares of Common Stock to be allocated annually for use in connection with the grant of stock options, and the Human Resources Committee then grants stock options to particular executives. The number of shares of Common Stock subject to options granted by the Human Resources Committee to a particular executive is determined in light of the executive’s level of responsibility, seniority and previous grants of stock options to such executive.

      The total number of shares of Common Stock subject to outstanding stock options as of December 31, 2002, as a percentage of SouthTrust’s then total outstanding Common Stock, is below the median reported by peer institutions of comparable size to SouthTrust.

      The SouthTrust Corporation Discount Stock Payroll Purchase Plan (the “Discount Stock Plan”) is maintained by SouthTrust to provide eligible participants with the opportunity to purchase Common Stock of SouthTrust at a 15% discount to market price. This plan is intended to be a broad-based stock ownership plan qualified under Section 423 of the Internal Revenue Code, and as such, is not intended to be used as a vehicle for executive compensation.

      Other Stock-Based Incentive Compensation. Under the Long-Term Incentive Plan, one of the mechanisms available to the Human Resources Committee is the award of performance units/shares. The number of performance units/shares granted to a particular executive, as well as the vesting of such performance units/shares, is contingent upon certain performance goals and/or conditions being met over a period of time. The Human Resources Committee determines whether and to what extent the grants have been earned; such grants are payable in cash, shares of Common Stock of SouthTrust or a combination thereof, as specified in the grant, with the fair market value of performance units/shares (based on the then trading value of SouthTrust’s Common Stock) being determined as of the date earned.

      The percentage of the shares of Common Stock of SouthTrust subject to outstanding grants of performance units/shares as of December 31, 2002 falls somewhat below the median percentage reported by peer institutions of comparable size to SouthTrust. In addition, information respecting the peer institutions described above indicates that the value of the grants of options and performance shares granted to SouthTrust’s most highly compensated executives, other than the Chief Executive Officer (which is set forth below) during 2002 was below the average grants reported with respect to comparable executives of peer institutions of comparable size to SouthTrust.

      Under the Omnibus Budget Reconciliation Act of 1993 (“OBRA”), Congress has limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executive officers. The proposed regulations provide an exception from this limitation for certain performance based compensation, assuming that various requirements are met. The Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan are designed to satisfy this exception for awards issued thereunder. The Officer Performance Incentive Plan is not. The stockholders of SouthTrust previously have approved the material terms and conditions of the performance goals under which compensation is to be paid pursuant to the Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan. Accordingly, SouthTrust anticipates being entitled to deduct an amount equal to the taxable income reportable by each participant in the Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan as a result of any award made under the respective plan up to a maximum limit of $4,000,000 per participant in any given year with respect to the Senior Officer Performance Incentive Plan and, with respect to the Long-Term Incentive Plan, up to $3,000,000 per participant in any given year, plus any amounts that may be deductible with respect to grants of stock, stock options or restricted stock, up to 1,125,000 shares per participant in any given year. It is anticipated that awards payable to executives who earn them under the Officer Performance Incentive Plan will also be deductible although the plan is not qualified under this provision of the Internal Revenue Code, because the amount of the awards together with other non-performance based compensation will not exceed the limits established by OBRA. To the extent feasible, the Human Resources Committee of SouthTrust intends that awards of compensation under its various incentive plans to its executive officers qualify for deductibility under OBRA, but the Human Resources Committee and the Board of Directors of SouthTrust reserve the right, in light of the overall goals and objectives of SouthTrust, to exceed such limitation if it is determined to be in the best interest of SouthTrust and its stockholders.

Chief Executive Officer Compensation

      The Human Resources Committee meets in executive session to review the Chief Executive Officer’s salary and periodically engages independent consultants to advise the Human Resources Committee on the compensation practices of similarly situated institutions.

      For 2002, the Human Resource Committee did not change the base salary of the Chief Executive Officer. His base salary for 2002 was near the top percentile of the array of salaries of peer institutions as reported by those institutions.

      For 2002, the Human Resource Committee did not change the minimum and target opportunities available to the Chief Executive Officer under the Senior Officer Performance Incentive Plan. The Chief Executive Officer could have earned a payment under the plan of 66.67% of base compensation if the Company achieved 95% of the target net income goal, and could have received 133.33% of base compensation if the company achieved 100% of its target net income goal. No award would be earned if less than 95% of the target goal were achieved. In 2002, however, the Committee expanded the maximum opportunity available to the Chief Executive Officer under this plan. Under the revised formulas, if the Company achieved more than 105% of its target net income, the maximum payable to the Chief Executive Officer could increase, but at a slower rate than awards from 100% of income to 105% of income. In 2002, the Company achieved 106.64% of the net income goal, and awarded the Chief Executive Officer 216.40% of his 2002 base pay as a short-term cash incentive. Under the incentive structure for 2002, the maximum short-term cash incentive payable would have been 200% of pay.

      During 2002, the Chief Executive Officer was granted annual stock options to purchase 350,000 shares of Common Stock through grants awarded in the course of the annual grant process including all eligible employees. The stock options awarded to the Chief Executive Officer were the same number of shares granted as a part of the annual grant process for all eligible employees in January of 2001. The 2002 annual stock option award, as a percentage of base salary, is about average when compared to the awards reported by the peer institutions of comparable size to SouthTrust. In addition, in 2002 the Human Resources Committee also awarded to the Chief Executive Officer 40,500 performance units/shares. The 2002 grant of the performance units/shares to the Chief Executive Officer is for a 36-month performance period beginning on January 1, 2002, and ending December 31, 2004. The amount of the payment will vary depending upon the performance attained. The amount of the payment made in 2002 to the Chief Executive Officer in 2002 in respect of performance units/shares, when compared to other peer institutions and weighted in terms of a percentage of base salary, is average to that reported by peer institutions of comparable size to SouthTrust.

      The Chief Executive Officer and the Company have been a party to certain split dollar life insurance arrangements for several years, under which the Company has agreed to pay annual insurance payments on behalf of the Chief Executive Officer in exchange for the Chief Executive Officer giving up his right to future deferred compensation liabilities of the Company. During 2002, legislative and regulatory issues arose surrounding the treatment of these arrangements, most notably of which was the passage of the Sarbanes-Oxley Act. Under the Act, loans of a personal nature to executives of publicly held companies are prohibited. While the Company and its advisors do not believe it was the intent of the Act to prohibit business transactions such as the split dollar arrangements with the Chief Executive Officer, it was deemed advisable to forego payment of premiums provided for under the agreements between the Company and the Chief Executive Officer until further regulatory guidance regarding these transactions is received. However, in order to maintain at least one policy under the arrangement, the Human Resource Committee of the Board elected to pay a discretionary bonus to the Chief Executive Officer in order to provide the funds necessary for the Chief Executive Officer to make the minimum life insurance premium payment required under the arrangement to maintain the policy without adverse and unintended consequences and to pay the income taxes due with respect to the discretionary bonus. The bonus and the appropriate taxes were withheld by the Company and paid to the insurance company and tax agencies on behalf of the Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      During 2002, the members of the Human Resources Committee were as follows:

Carl F. Bailey, Chairman
William C. Hulsey
H. Allen Franklin

      None of the members of the Human Resources Committee have served as officers of SouthTrust or any of its subsidiaries. During 2002, Mr. Malone served as a member of the Compensation Committee of American Cast Iron Pipe Co., of which Mr. Richey is President and Chief Executive Officer. None of the Human Resources Committee members have any other relationship to SouthTrust or any of its subsidiaries other than as customers of SouthTrust’s subsidiary bank, in the ordinary course of business.

Summary Compensation Table

      The following Summary Compensation Table sets forth certain information concerning compensation for services rendered to SouthTrust by SouthTrust’s Chief Executive Officer and the four other most highly compensated executive officers of SouthTrust for each of the last three fiscal years:

	Annual Compensation(1)				Long Term Compensation

					Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
				Compensation	Awards	Options	Payouts	Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	($)(3)	($)	(#)(4)	($)	($)

Wallace D. Malone, Jr.,	2002	$1,000,000	$2,546,522	$74,942	N/A	350,000	$2,193,604	$59,688	(5)
Chairman, President	2001	976,042	2,080,064	64,583	N/A	350,000	2,152,270	53,613	(5)
and Chief Executive	2000	975,000	1,436,667	73,347	N/A	350,000	1,076,169	60,675	(5)
Officer of SouthTrust

Julian W. Banton,	2002	682,500	975,979	7,273	N/A	170,000	1,083,261	61,212	(5)
Chairman and Chief	2001	650,000	862,203	6,770	N/A	170,000	924,679	55,682	(5)
Executive Officer of	2000	600,000	578,315	6,750	N/A	150,000	484,276	55,800	(5)
SouthTrust Bank

R. Glenn Eubanks,	2002	357,500	327,564	5,850	N/A	50,000	454,970	32,063	(5)
President and Chief	2001	285,000	273,109	5,620	N/A	50,000	446,397	24,414	(5)
Banking Officer of	2000	270,000	193,835	8,900	N/A	47,000	215,234	25,110	(5)
SouthTrust Bank

Thomas H. Coley,	2002	305,000	288,437	5,350	N/A	50,000	454,970	25,561	(5)
Division President	2001	285,000	277,180	5,124	N/A	50,000	446,397	24,414	(5)
of SouthTrust Bank	2000	268,334	186,449	4,875	N/A	40,000	247,519	24,955	(5)

E. Frank Schmidt,	2002	305,000	271,691	5,850	N/A	50,000	454,970	25,561	(5)
Division President	2001	285,000	284,272	5,620	N/A	50,000	446,397	24,414	(5)
of SouthTrust Bank	2000	270,000	235,772	5,350	N/A	47,000	247,519	25,110	(5)

(1)	Although each person received perquisites or other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate the lesser of $50,000 or 10% of such person’s salary and bonus in any year.
(2)	Represents amounts paid to each executive officer under the Senior Officer Performance Incentive Plan as well as other bonuses paid for a given year including the split dollar bonus discussed in the Chief Executive Officer compensation summary.
(3)	Represents the value of life insurance included in each executive officer’s income and financial planning fees paid by SouthTrust on behalf of each executive officer.
(4)	Share amounts reflect adjustment for a 2 for 1 split of the common stock of SouthTrust effective May 11, 2001.
(5)	Represents payments by SouthTrust to defined contribution plans maintained by SouthTrust (including qualified and non-qualified compensation plans).

Discounted Stock Plans and Stock Options

      The Discount Stock Plan was established in order to give all employees an opportunity to acquire equity interest in SouthTrust at a 15% discount to the market price, and all employees (including executive officers) who have completed two years of full time service to SouthTrust and its subsidiaries are eligible. Certain restrictions are imposed on the shares of Common Stock awarded under the Discount Stock Plan and, under certain circumstances, SouthTrust may repurchase such shares.

      Pursuant to the Long-Term Incentive Plan (and the predecessor stock option plans of SouthTrust), SouthTrust grants to key employees of SouthTrust either incentive stock options (“ISO’s”) or non-qualified stock options (“NQSO’s”), and pursuant to the 1990 Discounted Stock Plan in 1999 and earlier years, and the Discount Stock Plan for years beginning in 2000 and afterwards, awards to purchase shares of Common Stock of SouthTrust at a discount are made to eligible employees, including executive officers of SouthTrust.

      The grant of stock options has been, and will be, made subject to the following limitations: (i) the option price will be not less than 100% of the fair market value of the Common Stock on the date a grant is determined to be made; (ii) no option may be exercised after ten years from the effective date of the grant; and (iii) such other conditions as the Human Resources Committee, which administers the Stock Option Plans, may determine.

      The following table sets forth information concerning grants of stock options and rights during fiscal year 2002 to each executive officer listed below:

OPTION AND RIGHT GRANTS IN FISCAL YEAR 2002

	Individual Grants

						Potential
						Realizable Value
	Number of		% of Total			At Assumed Annual Rates
	Securities		Options	Exercise		of Stock Price Appreciation
	Underlying		Granted	or Base		for Option Term
	Options		Employees	Price	Expiration
Name	Granted(#)		in 2002	($/Sh)	Date	5%(1)	10%(1)

Wallace D. Malone, Jr.	350,000	(2)	13.2	24.02	1-15-2012	$5,287,117	$13,398,593
Julian W. Banton	170,000	(2)	6.4	24.02	1-15-2012	2,568,028	6,507,888
R. Glenn Eubanks	50,000	(2)	1.9	24.02	1-15-2012	755,302	1,914,085
Thomas H. Coley	50,000	(2)	1.9	24.02	1-15-2012	755,302	1,914,085
E. Frank Schmidt	50,000	(2)	1.9	24.02	1-15-2012	755,302	1,914,085

(1)	These numbers are calculated by comparing the exercise price of such options and the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year that the options are exercisable.
(2)	Each of the options granted to the named executives in 2002 become exercisable on January 16, 2005. The exercisability of such options is not subject to any future performance based condition.

      The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the executives listed below during 2002, along with the number and dollar value of any options remaining unexercised at year end:

AGGREGATED STOCK OPTION EXERCISES IN 2002

AND DECEMBER 31, 2002 OPTION VALUES

			Number of
			Shares	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
	Number of		December 31,	December 31,
	Shares		2002	2002
	Acquired		Exercisable(1)/	Exercisable(1)/
Name	on Exercise	Value Realized	Unexercisable	Unexercisable

Wallace D. Malone, Jr.	0	$0	3,108,595 /	$21,699,482 /
			880,001	2,490,503
Julian W. Banton	41,196	1,059,561	487,126 /	4,315,684 /
			340,000	960,500
R. Glenn Eubanks	0	0	178,052 /	1,850,782 /
			100,000	282,500
Thomas H. Coley	17,716	430,974	210,000 /	2,460,021 /
			100,000	282,500
E. Frank Schmidt	21,710	555,028	187,000 /	2,012,183 /
			100,000	282,500

(1)	Includes options exercisable within 60 days of December 31, 2002, but excludes options disposed of by gift as of such date.

      The following tabulation sets forth certain information regarding the number of performance units/shares or other rights granted under the Long-Term Incentive Plan of SouthTrust during 2002:

LONG-TERM INCENTIVE PLAN — GRANTS IN 2002

			Estimated Future Payouts
		Performance	under Non-Stock
	Number of	or Other	Price-Based Plans
	Shares, Units	Period Until
	or Other	Maturation	Threshold	Target	Maximum
Name	Rights(#)	or Payout	(#)	(#)	(#)

Wallace D. Malone, Jr.	40,500	36 mos	18,000	40,500	121,500
Julian W. Banton	20,000	36 mos	8,890	20,000	60,000
R. Glenn Eubanks	8,400	36 mos	3,734	8,400	25,200
Thomas H. Coley	8,400	36 mos	3,734	8,400	25,200
E. Frank Schmidt	8,400	36 mos	3,734	8,400	25,200

(1)	The grant of performance units/shares or other rights under the Long-Term Incentive Plan is conditioned on the satisfaction of certain performance criteria, as chosen by the Human Resources Committee from among the following measures: return on average stockholder’s equity, return on average assets, net income, earnings per common share, total stockholder return, and such other criteria as may be established by the Human Resources Committee in writing.

Executive Employment Agreements and Other Arrangements

      SouthTrust is a party to an employment agreement with Mr. Wallace D. Malone, Jr. providing for the employment of Mr. Malone in a capacity at least equal to the capacity in which the executive was serving as of October 1984 for an initial term commencing as of October 19, 1984 and ending on December 31, 1992, unless the executive (if eligible) elects early retirement, and subject to being automatically renewed for an additional period of one year, so that the term of employment under the employment agreement always will be at least five years. The employment agreement provides further that if the executive is terminated for any reason other than his death or disability or for cause, which is defined in the employment agreement as certain acts of dishonesty and certain acts competitive with SouthTrust, or if the executive elects to terminate the employment agreement for good reason, which is defined to include a change of duties or certain relocations, or if, during a limited period following a change of control of SouthTrust, the executive elects to terminate the employment agreement without any reason, the executive is entitled to receive annual compensation, based upon the executive’s annual base salary as in effect immediately prior to such termination and the executive’s highest annual bonus for a specified period prior to such termination, for a period of five years.

      SouthTrust or certain of its subsidiaries are parties to certain agreements with Messrs. Banton, Eubanks, Coley and Schmidt, as well as certain other executive officers of SouthTrust and its subsidiaries, that become effective only upon a change of control of SouthTrust, and that provide for employment of such executive for a period of three years and provide that, if the executive is terminated for any reason other than his death or disability or for cause, such executive is entitled to receive annual compensation, based upon the executive’s annual base salary as in effect immediately prior to such termination and the executive’s highest annual bonus for a specified period prior to such termination, for a period of three years.

      The employment agreement with Mr. Malone, as well as the change of control employment agreements with the other executives described above, provide that additional payments will be made to such persons to reimburse them for any excise taxes that may be owed in the event that payments under such agreements exceed the limitations of Section 280G of the Internal Revenue Code.

      SouthTrust maintains a Pension Income Plan (the “Pension Plan”) which is a noncontributory, defined benefit plan and covers all employees who have been in the employ of SouthTrust or one of its subsidiaries for more than one year. The Pension Plan provides generally for an annual benefit commencing at age 65 equal to 1.55% of the employee’s average base compensation during the highest five consecutive years of the fifteen years preceding retirement, less 1.25% of primary Social Security benefits in effect at the time of retirement, for each year of credited service. SouthTrust also maintains an Additional Retirement Plan for certain executives that provides for benefits that mirror those of the Pension Plan on compensation excluded by Internal Revenue Service regulations from inclusion in the Pension Plan. In addition, for the period of time from 1987 until 1999, Mr. Malone was excluded from participation in the Pension Plan and all of the pension benefits provided by SouthTrust with respect to Mr. Malone were made under the Additional Retirement Plan. During 1999, the Pension Plan was amended to again include Mr. Malone. Because the Additional Retirement Plan is offset by benefits earned under the Pension Plan, this change will have no effect on the total retirement benefits provided to Mr. Malone. SouthTrust also maintains a Performance Incentive Retirement Benefit Plan designed to provide retirement benefits on the short-term incentive compensation of certain executives selected for participation by the Human Resources Committee including Messrs. Malone, Banton, Eubanks, Coley and Schmidt. The plan formula mirrors the formula in the Pension Plan and applies it to the short-term incentive compensation paid to included executives. In 2000, SouthTrust adopted an Enhanced Retirement Benefit Plan that is designed to provide retirement benefits for certain executives using the same formula as the Pension Plan but applying it to a three year average compensation figure for both base salary and short-term incentive income rather than the five year average used in both the Pension Plan and the Performance Incentive Retirement Plan. Messrs. Malone, Banton, Eubanks, Coley and Schmidt are all covered under this plan.

      SouthTrust has a defined benefit plan under which Mr. Malone elected in 1987 to forgo $30,000 per year in annual contributions to a defined contribution plan in exchange for a defined benefit which was to become payable annually upon reaching age 60 and to continue for the greater of 15 years or his lifetime. Mr. Malone currently receives a defined benefit of $40,000 per month under this plan. Mr. Schmidt also participates in this plan, and is entitled to receive a defined benefit of $10,000 per year upon reaching age 65 and for 10 years thereafter. SouthTrust has purchased insurance policies on the lives of Mr. Malone and Mr. Schmidt, the proceeds of which are available, but not committed, to pay SouthTrust’s expenses under this plan. SouthTrust adopted in 2000 a retirement plan specifically for Mr. Malone that provided a deferred compensation benefit the present value of which equaled the present value of the effect of a 6% base salary increase for Mr. Malone over the next four years, including the effect such salary increase would have on Mr. Malone’s 401(k) and ESOP benefit, pension benefit and short-term incentive payments from SouthTrust. The annual benefit payable to Mr. Malone under this retirement plan also depends upon the date Mr. Malone’s employment with SouthTrust terminates and would range from $157,386 per annum if Mr. Malone’s employment terminates before June 30, 2002 to $452,351 per annum if Mr. Malone’s employment terminates on or after the close of business on December 31, 2003. In late 2001, SouthTrust approved the Executive Management Retirement Plan effective January 1, 2002 in order to provide a retirement benefit that took into account the long-term incentive compensation of certain executives. Although previously existing retirement plans provide retirement benefits to a small group of executives based on final average earnings including base salary and annual short-term incentive payments, no retirement plan took into account the executives’ long-term incentive compensation for purposes of calculating retirement payments. In order to more closely align the executives’ retirement pay with reasonable replacement income based on total pay at retirement, this new plan provides a flat dollar amount of additional retirement income annually beginning at retirement for each of Messrs. Malone, Banton, Eubanks, Coley and Schmidt in the following annual amounts (assuming retirement at or after age 65): $755,000 for Mr. Malone, $140,000 for Mr. Banton, and $60,000 for each of Messrs. Eubanks, Coley and Schmidt. The plan provides that if any of these executives retire before age 65, these amounts are to be reduced by 0.35% for every month that such retirement precedes age 65. The Human Resources Committee reviewed the amounts that would have been derived by applying the Pension Plan formula to the performance shares component of the Long-Term Incentive Plan compensation for these named executives and determined in each case to provide a flat dollar amount that was less than the formula provided.

      The following table shows the annual pension benefits under the Pension Plan, the Additional Retirement Plan, the Performance Incentive Retirement Benefit Plan and the Enhanced Retirement Benefit Plan for retirement at age 65 based upon various compensation amounts and years of service.

PENSION PLAN TABLE

	Years of Service

Final Average Compensation	15 Years		20 Years		25 Years		30 Years		35 Years

$ 125,000	$29,063		$38,750		$48,438		$58,125		$67,813
150,000	34,875		46,500		58,125		69,750		81,375
175,000	40,688		54,250		68,813		81,375		94,938
200,000	46,500		62,000		77,500		93,000		108,500
225,000	52,313		69,750		87,188		104,625		122,063
250,000	58,125		77,500		96,875		116,250		135,625
300,000	69,750		93,000		116,250		139,500		162,750	*
400,000	93,000		124,000		155,000		186,000	*	217,000	*
500,000	116,250		155,000		193,750	*	232,500	*	271,250	*
600,000	139,500		186,000	*	232,500	*	279,000	*	325,500	*
700,000	162,750	*	217,000	*	271,250	*	325,500	*	379,750	*
800,000	186,000	*	248,000	*	310,000	*	372,000	*	434,000	*
900,000	209,250	*	279,000	*	348,750	*	418,500	*	488,250	*
1,000,000	232,500	*	217,000	*	387,500	*	465,000	*	524,500	*
1,500,000	348,750	*	465,000	*	581,250	*	697,500	*	813,750	*
2,000,000	465,000	*	620,000	*	775,000	*	930,000	*	1,085,000	*
2,500,000	581,250	*	775,000	*	968,750	*	1,162,500	*	1,356,250	*
3,000,000	697,500	*	930,000	*	1,162,500	*	1,395,000	*	1,627,500	*
3,500,000	813,750	*	1,085,000	*	1,356,250	*	1,627,500	*	1,898,750	*

*	Under the Employee Retirement Income Security Act of 1974, the maximum pension benefit under the Pension Plan is subject to certain limitations, which, while varying in some cases, generally is $160,000. As indicated above, SouthTrust maintains an Additional Retirement Plan, a Performance Incentive Retirement Benefit Plan, and Enhanced Retirement Benefit Plan and certain deferred compensation and similar agreements which supplement the benefits payable to certain executive officers.

      As discussed above, the average compensation covered under the various plans reflected in the above table includes base salary plus short-term incentive compensation (excluding any unusual or discretionary bonuses). Accordingly, the compensation covered under the various plans corresponds with the “Salary” and “Bonus” columns of the Summary Compensation Table describing the compensation of SouthTrust’s Chief Executive Officer and its other four most highly compensated executive officers, with the exception of amounts included in the “Bonus” column due to unusual or discretionary bonuses. As a result of this exclusion, the amount of covered compensation for 2002 for Mr. Malone is $3,164,000.

      Benefits under the plans are calculated on the basis of a straight life annuity. The effects of integration with Social Security benefits have been excluded from the table, because the amount of reduction in benefits due to integration varies depending on the employee’s age at the time of retirement and changes in the Social Security laws.

      Base salary figures and short-term incentive payments to the Chief Executive Officer and the other executive officers of SouthTrust for the most recent fiscal year are set forth in the Summary Compensation Table. As of December 31, 2002, credited years of service for each such executive officer are as follows: Mr. Malone — 44 years; Mr. Banton — 20 years; Mr. Coley — 14 years; Mr. Schmidt — 39 years and Mr. Eubanks — 19 years.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

      SouthTrust’s executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to SouthTrust.

      Based solely on a review of copies of such reports furnished to SouthTrust through the date hereof, or written representations of such officers, directors or stockholders that no reports were required, SouthTrust believes that during 2002 all filing requirements applicable to its officers, directors and stockholders were complied with in a timely manner.

TRANSACTIONS WITH MANAGEMENT

      Directors and executive officers of SouthTrust and their associates were customers of and/or had transactions with the subsidiary bank of SouthTrust in the ordinary course of business during the year ended December 31, 2002, and may continue to do so in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectability or present other features unfavorable to SouthTrust.

AUDITORS

      On April 10, 2002, SouthTrust determined not to renew the engagement of Arthur Andersen LLP as SouthTrust’s principal independent public accountant and appointed KPMG LLP to serve as the principal independent public accountant for fiscal year 2002. In accordance with the recommendation of the Audit Committee, SouthTrust’s Board of Directors has selected KPMG LLP to serve as SouthTrust’s principal independent public accountant for 2003, as well.

      During SouthTrust’s two most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 10, 2002, there were no disagreements between SouthTrust and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

      The audit reports of Arthur Andersen LLP on the consolidated financial statements of SouthTrust and subsidiaries as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within SouthTrust’s two most recent fiscal years and the subsequent interim period through April 10, 2002.

      During SouthTrust’s most recent fiscal years ended December 31, 2001, and the subsequent interim period through April 10, 2002, SouthTrust did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

      Representatives of KPMG LLP will be in attendance at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to questions from stockholders.

STOCKHOLDER PROPOSALS

      Stockholder proposals submitted for consideration at the next Annual Meeting of Stockholders must be received by SouthTrust no later than November 11, 2003, to be included in the 2004 proxy materials. A stockholder must notify SouthTrust before January 25, 2004 of a proposal for the 2004 Annual Meeting which the stockholder intends to present other than by inclusion in SouthTrust’s proxy material. If SouthTrust does not receive such notice prior to January 25, 2004, proxies solicited by the management of SouthTrust will confer discretionary authority upon the management of SouthTrust to vote upon any such matter.

GENERAL INFORMATION

      As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

By Order of the Board of Directors
SouthTrust Corporation

WALLACE D. MALONE, JR.
Chairman

Birmingham, Alabama

March 10, 2003

APPENDIX A

SOUTHTRUST CORPORATION AUDIT COMMITTEE CHARTER

Organization

      There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of a minimum of three (3) outside directors who are independent of the management of the corporation, do not accept any consulting, advisory or other compensatory fee from the corporation (other than director’s fees), are not affiliated persons of the corporation or any of its subsidiaries (other than in the capacity of director or board committee member) and are otherwise free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. The audit committee members will also be independent as defined by the applicable exchange with which the corporation’s stock is listed and as defined by the Securities Exchange Act of 1934, as amended, and applicable rules and regulations promulgated thereunder. At least one member of the audit committee will be financially sophisticated as defined by the applicable exchange with which the corporation’s stock is listed. All members of the audit committee will be able to read and understand financial statements at the time of their appointment. The committee shall comply with the rules promulgated by the applicable exchange and the Securities and Exchange Commission regarding the designation of a financial expert on the committee.

      The board of directors shall appoint one committee member as chairperson. The chairperson will be responsible for scheduling and presiding over meetings, preparing agendas and reporting to the board.

      A quorum of the committee is defined as no less than two of the three designated directors. The committee chairman or his designee will determine that the required quorum exists for the committee to fulfill its mandated responsibilities, and will so certify to the existence of the quorum in the minutes of each committee meeting.

Statement of Policy

      The audit committee shall provide assistance to the corporate directors in fulfilling their responsibilities to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibilities

      In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the audit committee will:

(1)	Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors employed by the corporation (including resolution of disagreements between management and the auditor regarding financial reporting) to audit the financial statements of the corporation and its divisions and subsidiaries, each of which independent auditors shall be a registered public accounting firm as and when required by the Securities Exchange Act of 1934 and/or the rules and regulations promulgated thereunder.

(2)	Preapprove, consistent with the requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, all auditing services and non-audit services provided to the corporation by its independent auditors, other than such non-audit services as are prohibited to be performed by the independent auditors pursuant to such Section 10A as amended and other than as provided in the de minimus exception set forth in such Section 10A as amended. The following non-audit services are not to be provided by the independent auditors: bookkeeping or other services related to the accounting records or financial statements of the corporation; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution in kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser, or investment banking services; and legal services and expert services unrelated to the audit. The committee may delegate to one or more designated members of the committee the authority to grant the required preapprovals, provided that the decisions of any member(s) to whom such authority is delegated to preapprove an activity shall be presented to the full committee at each of its scheduled meetings.

(3)	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

(4)	Receive and review from the independent auditors reports of the following information as and when required by Section 10A(k) of the Securities Exchange Act of 1934: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and the management of the corporation, such as any management letter or schedule of unadjusted differences.

(5)	Review with the independent auditors, the company’s internal auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review financial policy statements to determine their adherence to the SouthTrust Corporation code of conduct.

(6)	Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

(7)	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

(8)	Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosures in and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

(9)	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

(10)	Establish procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters.

(11)	Establish procedures for the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

(12)	Have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

(13)	Determine appropriate funding, to be provided by the corporation, for payment of compensation to the independent auditors employed by the corporation for the purpose of rendering or issuing an audit report and to any advisers employed by the committee.

(14)	Review and approve all related party transactions to be entered by the corporation or any subsidiary outside of the ordinary course of business.

(15)	Submit the minutes of all meetings of the audit committee to, or discuss substantive matters discussed at each committee meeting with, the board of directors.

(16)	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

P.O. BOX 2554

BIRMINGHAM, ALABAMA 35290

SOUTHTRUST CORPORATION

BIRMINGHAM, ALABAMA

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

April 16, 2003

(THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned hereby appoints J. Reese Murray and William O. Vann, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of SouthTrust Corporation (the “Company”) which the undersigned could vote if personally present at the Annual Meeting of Stockholders of the Company to be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on April 16, 2003, at 9:00 A.M., Central Time, or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS.

[SouthTrust Corporation Logo]
420 NORTH 20TH STREET
P.O. BOX 2554
BIRMINGHAM, AL 35203

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to SouthTrust Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

123,456,789,012.00000 CONTROL NUMBER 000000000000 ACCOUNT NUMBER 1234567890123456789 PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	SOTRS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOUTHTRUST CORPORATION

Vote On Directors	03 0000000000 214748577223

1.	Election of Directors		For All	Withhold All	For All Except	To withhold authority to vote for an individual nominee, mark “For All Except” and write the nominee’s number on the line below.
	The nominees for Directors are:		☐	☐	☐
	1) William A. Coley	3) Judy M. Merritt
	2) Allen J. Keesler, Jr.	4) Van L. Richey

2. Other matters: To transact such other business as may properly come before the Annual Meeting.
HOUSEHOLDING ELECTION

Mark “FOR” to enroll this account to receive certain future investor communications in a single package per household. Mark “AGAINST” if you do not want to participate. See enclosed notice.
To change your election in the future, call 1-800-542-1061.					AUTO DATA PROCESSING INVESTOR COMM SERVICES ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
*HOUSEHOLDING ELECTION ▶ For Against
☐ ☐

123,456,789,012 844730101 47
Signature (PLEASE SIGN WITHIN BOX) Date	P67037	Signature (Joint Owners) Date